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                                                                    Exhibit 23.1


             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the 1997 Restricted Phantom Stock Plan of VeriFone, Inc. of our reports dated January 17, 1997, with respect to the consolidated financial statements of VeriFone, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                                    /s/ Ernst & Young LLP

Palo Alto, California
March 25, 1997